Exhibit 10.3

MYOS RENS TECHNOLOGY, INC.

Lock-Up Agreement

[●], 2020

This Lock-Up Agreement (this “Agreement”) is executed in connection with the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among MYOS RENS Technology Inc., a Nevada corporation (“Parent”), Matrix Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and MedAvail, Inc., a Delaware corporation (the “Company”), dated as of June 30, 2020. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement.

In connection with, and as an inducement to, the parties entering into the Merger Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, by executing this Agreement, agrees that, without the prior written consent of the Parent, during the period commencing at the Effective Time and continuing until the time set forth in the following paragraph, the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of Common Stock of Parent (the “Parent Common Stock”) or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Parent Common Stock (including without limitation, Parent Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock; or (4) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”).

Notwithstanding the terms of the foregoing paragraph, the Lock-Up Restrictions shall automatically terminate and cease to be effective on the date that is 181 calendar days following the Effective Time. The period during which the Lock-Up Restrictions apply to any particular portion of the Securities shall be deemed the “Lock-Up Period” with respect thereto.

The undersigned agrees that the Lock-Up Restrictions preclude the undersigned from engaging in any hedging or other transaction with respect to any then-subject Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

Notwithstanding the foregoing, the undersigned may transfer any of the Securities (i) as a bona fide gift or gifts or charitable contribution(s), (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or for estate planning purposes, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, (2) as distributions of shares of Parent Common Stock or any security convertible into or exercisable for Parent Common Stock to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned or (3) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement, (iv) if the undersigned is a trust, to the beneficiary, or to the estate of a beneficiary, of such trust, (v) by will, testate succession or intestate succession, (vi) to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi), (viii) to Parent in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon a vesting event of the Securities or upon the exercise of options or warrants to purchase Parent Common Stock on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but for the avoidance of doubt, (1) excluding all manners of exercise that would involve a sale in the open market of any securities relating to or underlying such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise, and (2) the shares of Parent Common Stock underlying such securities shall remain subject to the restrictions contained in this Agreement), (ix) to Parent in connection with the termination of employment or other termination of a service provider and pursuant to agreements in effect as of the Effective Time whereby Parent has the option to repurchase such shares or securities, (x) acquired by the undersigned in open market transactions after the Effective Time, (xi) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Parent’s capital stock involving a change of control of the Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities shall remain subject to the restrictions contained in this Agreement or (xii) pursuant to an order of a court or regulatory agency; provided, in the case of clauses (i), (ii), (iv) and (v), that (A) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with Parent to be bound by the terms of this Agreement; and provided, further, in the case of clauses (i)-(ix), no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer (other than a required filing on Forms 3, 4 or 5, Schedule 13D, Schedule 13G (or Schedule 13G/A) or Schedule 13F). For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (a) the exercise of stock options granted pursuant to Parent’s equity incentive plans, including the “cashless” or “net” exercise of such options in accordance with their terms and the surrender of Parent Common Stock in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise (but for the avoidance of doubt, (i) excluding all manners of exercise that would involve a sale in the open market of any securities relating to or underlying such options, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise, and (ii) the shares of Parent Common Stock underlying such securities shall remain subject to the restrictions contained in this Agreement); provided that it shall apply to any of the Securities issued upon such exercise, (b) conversion or exercise of warrants into Parent Common Stock or into any other security convertible into or exercisable for Parent Common Stock that are outstanding as of the Effective Time (but for the avoidance of doubt, (i) excluding all manners of conversion or exercise that would involve a sale in the open market of any securities relating to or underlying such warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise, and (ii) the shares of Parent Common Stock underlying such securities shall remain subject to the restrictions contained in this Agreement); provided that it shall apply to any of the Securities issued upon such conversion or exercise, or (c) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Securities shall be made pursuant to such a Plan prior to the expiration of the applicable Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, Parent or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, Parent or any other person, prior to the expiration of the applicable Lock-Up Period. In furtherance of the foregoing, Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Parent Common Stock if such transfer would constitute a violation or breach of this Agreement.
In the event that, during the Lock-Up Period, Parent waives any of the restrictions on the transfer of any Securities held by any executive officer or director of Parent or any holder of more than 1.0% of the outstanding Parent Common Stock (on a fully-diluted basis) that is subject to a lock-up agreement similar in terms or form to this Agreement (each, a “Triggering Release”), then the restrictions set forth in this Agreement that would otherwise have applied to the undersigned shall be automatically released on the same terms and on a pro-rata basis with respect to the same proportion of the undersigned’s Securities subject to this Agreement as (x) the aggregate Securities held by such party receiving the waiver that is subject to the waiver bears to (y) the aggregate Securities held by such party proposing to transfer Securities in the Triggering Release. The provisions of this paragraph will not apply: (i) (a) if the release or waiver is effected solely to permit a transfer not involving a disposition for value and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer, (ii) if the release or waiver is granted to a holder of Securities who participates in an underwritten public offering during the Lock-Up Period, whether or not such offering is wholly or partially a secondary offering, of securities pursuant to a registration statement under the Securities Act of 1933, as amended, provided that the undersigned is offered the opportunity to participate in the offering on a pro rata basis, or (iii) (A) if the release or waiver is solely in connection with, and to the extent necessary to, comply with applicable securities laws, regulatory requirements applicable to public companies, or the listing requirements of any stock exchange or similar organization, and (B) Parent’s release of Investor from the Lock-Up Restrictions in connection with the foregoing would reasonably result in undue burden on the Company. Parent shall use commercially reasonable efforts to notify the undersigned at least two business days prior to the effective date of any Triggering Release and the corresponding release of Securities held by the undersigned in accordance with this paragraph.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that the undersigned shall be released from all obligations under this Agreement if the Merger Agreement is terminated pursuant to its terms.
The undersigned understands that Parent, the Merger Sub and the Company are entering into the Merger Agreement in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)